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                                                                    EXHIBIT 10.4

                            LITTLE SWITZERLAND, INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN

                         (EFFECTIVE AS OF JULY 1, 2002)

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                            LITTLE SWITZERLAND, INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN

1.   PURPOSE OF THE PLAN

     The purpose of the Plan is to provide a method by which eligible employees may purchase shares of common stock of Little Switzerland, Inc. (the "Company"), $.01 par value per share (the "Common Stock") by payroll deductions and at discounted prices. By this means, eligible employees will be given an opportunity to acquire an additional interest in the economic progress of the Company and a further incentive to promote the best interests of the Company.

     It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan shall be construed in accordance with such purpose. The Plan is effective July 1, 2002, subject to the approval of the Company's stockholders prior to such date.

2.   ELIGIBLE EMPLOYEES

     All persons who as of the Offering Date, as hereinafter defined, are employees of the Company or any of its subsidiaries will be eligible to participate in this Plan, except for the following who shall not be eligible:

          (a) Any employee whose customary employment is 20 hours or less per week or not more than 5 months during a calendar year;

          (b) Any employee who, immediately after any Offering Date would own (as determined under Section 424(d) of the Code), stock, and/or hold outstanding options to purchase stock, possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company, any subsidiary, as defined under Section 424(f) of the Code or any parent corporation, as defined under Section 424(e) of the Code;

          (c) Any employee to whom the grant of an option hereunder would permit his rights to purchase stock under the Plan and under all other employee stock purchase plans, if any, of the Company or its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; and

          (d)  Any non-employee director of the Company.

3.   NUMBER OF SHARES TO BE OFFERED

     Subject to adjustment as provided under Section 17 of the Plan, a maximum of 300,000 shares will be offered for subscription, provided, however, in the event that the share reserve established under this Section 3 shall total 100,000 shares or less, the Board may, but shall not be required to, authorize an increase in the share reserve such that after said increase the share reserve under this Section 3 shall total 300,000 shares. Notwithstanding the foregoing, if the Board determines that, on a given Purchase Date, the number of shares with respect to which

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options are to be exercised may exceed (1) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (2) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date and continue the Plan then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date and terminate the Plan pursuant to
Section 16, below. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to the such Offering Date. Purchases of Common Stock may be made on the open market or through the delivery of treasury shares or newly-issued and authorized shares, as determined by the Company.

4.   OFFERING AND PURCHASE DATES

     An offering will be made once each year on the first business day of July commencing with July 1, 2002, such date being herein referred to as the "Offering Date." The "Purchase Date" for the Offering Period shall be the last business day in the succeeding June.

     Subject to the provisions of Section 3, above, the offering will be reduced on a pro rata basis to the extent that the authorized shares remaining are not sufficient to enable the number of anticipated subscribers to subscribe to purchase at least 100 shares each.

5.   PURCHASE PRICE

     The purchase price per share with respect to each offering shall be 85% of the fair market value of the Common Stock on (i) the Offering Date, or (ii) the Purchase Date, whichever date produces the lower price.

     "Fair market value" shall mean the closing price of the Common Stock on the applicable date, as reported on the principal national securities exchange in which it is then traded or the Nasdaq Stock Market, Inc. or if not traded on such principal national securities exchange or the Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc.

6.   METHOD OF PAYMENT

     Payment will be made through payroll deductions authorized as provided in
Section 7 hereof, which shall not be less than $3.00 per week ($12.00 per month), nor more than 15 percent of the employee's gross base compensation (including commissions, payroll deductions under Sections 401(k) and 125 of the Code but excluding any overtime, incentive or bonuses awards, or other extra or non-cash compensation) per payroll period.

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     If, as of any Purchase Date, any participant has made an overpayment for the amount of shares for which the participant has subscribed, either due to the operation of Section 5 hereof, or otherwise, such overpayment shall be credited to his account for the next succeeding offering, unless a refund is requested by the employee or at the option of the Company.

7.   HOW AND WHEN TO SUBSCRIBE

     Subscription agreements will be made available to all eligible employees. To subscribe to the first offering under the Plan, an eligible employee must sign and deliver a payroll deduction authorization/subscription form to the Company on or before July 1, 2002.

     Employees who are eligible to participate in the first offering under the Plan, but who choose not to participate, employees who subsequently become eligible to participate, and employees who have canceled their participation in the Plan may subscribe to any subsequent offering for which they are eligible by signing and delivering a payroll deduction authorization/subscription form to the Company prior to the applicable Offering Date in the time and manner determined by the Company.

     A payroll deduction authorization/subscription form once filed by an employee shall remain effective for all subsequent offerings under the Plan, subject to an employee's right to cancel participation as provided in
Section 11.

8.   LIMIT ON NUMBER OF SHARES SUBSCRIBED

     The subscription by an eligible employee in any offering may not exceed 20,000 shares of Common Stock, subject to adjustment as provided in Section 17.

9.   DATE OF GRANTING OPTION AND EXERCISING OPTION AND LIFE OF OPTION

     Options to purchase 20,000 shares of Common Stock shall be deemed granted to each participating employee as of the respective Offering Dates. As of the applicable Purchase Date, a participant's option shall be exercised automatically for the purchase of that number of full shares of Common Stock which the accumulated payroll deductions credited to his account at that time will purchase at the applicable price specified in Section 5 hereof. Options not exercised as of the applicable Purchase Date shall automatically lapse.

10.  METHOD OF HANDLING EMPLOYEES' PAYROLL DEDUCTIONS

     The Company will maintain a payroll deduction account for each participating employee in the Plan. The balance credited to each such account will be applied in accordance with the provisions of the Plan. Stock certificates representing shares purchased by participants will be issued as soon as practicable after the Purchase Date. Simultaneously with the issuance of the certificates, each applicable payroll deduction account will be adjusted accordingly.

11.  CANCELLATION OF PARTICIPATION

     Any participating employee may cancel his participation in the Plan at any time by giving written notice of cancellation to the Company not less than 10 business days prior to the

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Purchase Date. In such event, the balance then credited to the payroll deduction account established for such employee will be refunded.

     Any employee who cancels his participation in the Plan may subscribe in the manner prescribed in Section 7 hereof to subsequent offerings which commence at least six months after such cancellation.

12.  INTEREST

     No interest will be paid or allowed under any circumstances on any money paid under the Plan by participating employees.

13.  RIGHTS NOT TRANSFERABLE

     An employee's rights under the Plan belong to the employee and may not be transferred or assigned to or availed of for any purpose by any other person during the employee's lifetime.

14.  TERMINATION OF RIGHTS

     Upon termination of employment for any reason other than retirement, disability or death, the participating employee or his estate will be refunded the balance then credited to the payroll deduction account established for such employee under the Plan. In the case of retirement, disability or death, the participating employee or his estate may elect within thirty days after the happening of such event to (i) receive in cash the balance then credited to the payroll deduction account established for such employee under Plan, or (ii) have the balance then credited to such account for the employee applied to the purchase of as many full shares as such balance will purchase at the applicable purchase price determined as of the Offering Date, and any remaining balance refunded. A failure to make such election within the said thirty-day period will be treated as notice of cancellation and the amount then held for the employee will be refunded.

15.  PERSONS TO WHOM SHARES WILL BE ISSUED

     Unless otherwise directed, the shares will be issued in the name of the participating employee. However, the employee may direct registration of the shares in his name and in the name of one other person, but only as tenants by the entireties or joint tenants with right of survivorship.

16.  AMENDMENT OR DISCONTINUANCE OF PLAN

     The Board of Directors of the Company shall have the right to amend, modify, suspend or terminate the Plan at any time without notice, provided that no employee's then existing rights are adversely affected, and provided further that no such amendment of the Plan shall, except as provided in Section 17: (i) increase the total number of shares of Common Stock to be offered (subject to increase under Section 3 and adjustment under Section 17, hereof), (ii) change the formula for determining the price at which the shares will be paid, (iii) increase the maximum number of shares which an eligible employee may purchase, or (iv) extend the duration of the Plan beyond the tenth anniversary of its effective date.

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17.  ADJUSTMENT OF SUBSCRIPTION

     In the event of reorganization, recapitalization, stock split, stock dividend, merger, consolidation or any other change in the structure of shares of the Common Stock of the Company, the Board of Directors of the Company may make such adjustment as it may deem appropriate in the number, kind and subscription price of shares available for purchase under the Plan.

18.  COORDINATION WITH 401(k) PLAN

     In the event a participant makes a hardship withdrawal of employee deferral (401(k)) contributions under a 401(k) profit sharing plan of the Company or a subsidiary or any other plan qualified under Section 401(a) of the Code that contains a Code Section 401(k) feature, such participant's payroll deductions and the purchase of shares of Common Stock under the Plan shall be suspended until the first payroll period following the Offering Date commencing after the six (6) month period after such hardship withdrawal. If a participant who elects a hardship withdrawal under such a 401(k) profit sharing plan (or such other plan) has a balance credited to the payroll deduction account established for such employee under the Plan at the time of withdrawal that has not already been applied to purchase shares of Common Stock, such balance shall be returned to the participant as soon as administratively practicable.

19.  ADMINISTRATION

     The Plan shall be administered by a committee appointed by the Board (or if no Committee is appointed by the Board, the Board) (the "Committee"), and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the laws of, countries other than the United States to comply with applicable tax and securities laws. All interpretations and determinations of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties.

     The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an agent to administer the Plan, purchase and sell shares of Common Stock in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

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20.  USE OF FUNDS

     Notwithstanding anything herein to the contrary, all payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

21.  REGULATIONS AND OTHER APPROVALS

     The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     To the extent required, the Plan is intended to comply with Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

22.  WITHHOLDING OF TAXES

     If a participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares issued to such participant pursuant to such participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Purchase Date, such participant shall immediately, or as soon as practicable thereafter, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the participant the Company is required to withhold.

     Notwithstanding anything herein to the contrary, the Company and each subsidiary shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold federal, state, or local income taxes or other taxes incurred by reason of the issuance of Common Stock pursuant to the Plan. Notwithstanding anything herein to the contrary, the Company or any subsidiary may require a participant to remit an amount equal to the required withholding amount and may invalidate any election if the participant does not remit applicable withholding taxes.

23.  NO EMPLOYMENT RIGHTS

     The establishment and operation of this Plan shall not confer any legal rights upon any participant or other person for a continuation of employment, nor shall it interfere with the rights of the Company or a subsidiary to discharge any employee and to treat him without regard to the effect which that treatment might have upon him as a participant or potential participant under the Plan.

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24.  SEVERABILITY OF PROVISIONS

     If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

25.  PLAN TERMINATION

     The Plan will automatically terminate on July 1, 2012, unless terminated earlier by the Company.

26.  CONSTRUCTION

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.